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Exhibit 10.11

INDEMNIFICATION TRUST AGREEMENT

        INDEMNIFICATION TRUST AGREEMENT, dated April 29, 2004 (this "Agreement"), among Medtronic, Inc., a Minnesota corporation ("Grantor" or the "Company"), and, Wells Fargo Bank, National Association, as trustee (the "Trustee"), and Ronald E. Lund, as the initial representative of the Beneficiaries (the initial "Beneficiaries' Representative").

PRELIMINARY STATEMENT

        Pursuant to the bylaws, as amended to date, of Grantor (the "Bylaws"), Grantor has obligated itself to indemnify and advance costs and expenses of each director, executive officer or other person arising from an Indemnifiable Event (as defined in Section 1.1) to the maximum extent permitted by law.

        Grantor hereby establishes a trust to be a non-exclusive source of indemnification for the Grantor's directors and officers who are eligible for such indemnification as stated in this Trust as it is in effect from time to time. Grantor agrees promptly to deliver to the Trustee $50 million to be held in trust and paid under the terms of this Agreement. By establishing and funding such trust, Grantor is intending to provide assurance to the Beneficiaries of the availability of amounts contributed hereunder to make payments to which the Beneficiaries are entitled under the Bylaws.

        Grantor has determined that establishment of such trust is necessary in order for Grantor to attract and retain the most qualified directors and officers.

        NOW, THEREFORE, the Trustee accepts the trust created hereby (the "Trust") and agrees that it will hold all property that it may receive hereunder, IN TRUST, for the purposes and upon the terms and conditions hereinafter stated, and Grantor and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

        1.1    Certain Defined Terms.    The following terms, as used herein, shall have the following respective meanings:

          "Agreement" has the meaning given in the Preamble hereof.

          "Adverse Determination" has the meaning specified in Section 4.13.

          "Beneficiary" has the meaning specified in Section 3.1.

          "Beneficiaries' Representative" has the meaning given in the Preamble hereof.

          "Beneficiaries' Representative Losses" has the meaning specified in Section 4.9.

          "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks are required or permitted to be closed.

          "Bylaws" has the meaning given in the Preliminary Statement hereof.

          "Change in Control" shall mean, and shall be deemed to have occurred if, on or after the date of this Agreement:

            (a)   Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of the Grantor (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of Grantor entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from Grantor, (2) any acquisition by Grantor or any of its subsidiaries, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Grantor or any of its subsidiaries, (4) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities or (5) any acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of clause (c) below; or

            (b)   Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Grantor's shareholders, was approved by a vote of at least a majority of the Incumbent Directors then on the Board of Directors (either by a specific vote or by approval of the proxy statement of Grantor in which such person is named as a nominee for director, without written objection to such nomination) shall be considered as though such individual were an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

            (c)   Consummation of a reorganization, merger, statutory share exchange or consolidation (or similar corporate transaction) involving Grantor or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of Grantor, or the acquisition of assets or stock of another entity (a "Business Combination"), in each case, unless, immediately following such Business Combination, (i) substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 55% of, respectively, the then outstanding shares of common stock and the total voting power of (A) the corporation resulting from such Business Combination (the "Surviving Corporation") or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 80% or more of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), in substantially the same proportion as their ownership, immediately prior to the Business Combination, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the outstanding shares of common stock and the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board of Director's approval of the execution of the initial agreement providing for such Business Combination; or

            (d)   Approval by the shareholders of Grantor of a complete liquidation or dissolution of Grantor.

          "Claim" shall mean any threatened, pending or completed action, suit, proceeding, arbitration or other alternative dispute resolution mechanism whether brought by or in the right of Grantor or otherwise, or any hearing, inquiry or investigation that Beneficiary in good faith believes might lead to the institution of any such action, suit, proceeding, arbitration or other alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other, or any appeal therefrom.

          "Collateral" has the meaning specified in Section 4.13.

          "Eligible Securities" shall mean those securities described on Exhibit A, as such Exhibit may be amended and restated from time to time by Grantor with the consent of the Beneficiaries' Representative. Any amendment and restatement of Exhibit A shall be set forth in a written instrument that (i) is executed on behalf of Grantor and the Beneficiaries' Representative (including execution in counterparts), (ii) is delivered to the Trustee and (iii) expressly states that it is intended as an amendment and restatement of Exhibit A to this Agreement. Amendments to Exhibit A shall be effective upon delivery to the Trustee.

          "Expenses" means any reasonable expenses incurred by a Beneficiary as a result of a Claim or Claims made against him or her for an Indemnifiable Event including, without limitation, counsel fees and costs of investigative, judicial or administrative proceedings and any appeals.

          "Expense Advance" shall mean a payment of Expenses arising from or relating to any Claim by reason of (or arising in part out of) an Indemnifiable Event, which payment is in advance of the final disposition of the proceeding to which such Indemnifiable Event relates.

          "Five Year Anniversary" has the meaning specified in Section 6.1.

          "Grantor" has the meaning given in the Preamble hereof.

          "Income Surplus" has the meaning specified in Section 4.4.

          "Indemnifiable Event" shall mean any event or occurrence, whether occurring on, prior to, or after the date of this Agreement, related to (i) the fact that Beneficiary is or was a director, officer, employee, trustee, agent or fiduciary of Grantor, or any subsidiary of Grantor, or is or was serving at the request of Grantor as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or (ii) any action or inaction on the part of Beneficiary while serving in any capacity set forth in clause (i), including, without limitation, any breach of duty, neglect, error, misstatement, misleading statement, omission, or other act done or wrongfully attempted by Beneficiary, or any of the foregoing alleged by any claimant, in any such capacity.

          "Losses" shall mean (i) any amounts or sums that Beneficiary is legally obligated to pay as a result of a Claim or Claims made against Beneficiary for Indemnifiable Events including, without limitation, damages, judgments, fines, penalties and sums or amounts paid in settlement (if such settlement is approved in advance by Grantor) of a Claim or Claims, and (ii) to the extent not paid in advance pursuant to the terms of this Agreement for any reason, Expenses.

          "Opening Amount" has the meaning specified in Section 4.2.

          "Scheduled Termination Date" has the meaning specified in Section 6.1.

          "Termination Notice" has the meaning specified in Section 6.1.

          "Trust" has the meaning given in the Preliminary Statement hereof.

          "Trust Fund" has the meaning specified in Section 4.1.

          "Trustee" has the meaning given in the Preamble hereof.

          "UCC" has the meaning specified in Section 4.13.

          "Voting Beneficiaries" shall mean (i) if no Change in Control shall have occurred at the time of any action by the Voting Beneficiaries, all then living Beneficiaries who at such time are, or within the preceding three year period were, directors of Grantor, or (ii) if a Change in Control shall have occurred prior to the time of any action by the Voting Beneficiaries, all then living Beneficiaries who were also Voting Beneficiaries immediately prior to the Change in Control. The determination of the Beneficiaries' Representative as to which Beneficiaries are Voting Beneficiaries at any given time shall be determinative of such issue and may be relied upon by Grantor and the Trustee for any purpose under this Agreement.

          "Voting Securities" shall mean any securities of Grantor (or a surviving entity as described in the definition of a "Change in Control") that vote generally in the election of directors.

ARTICLE II

THE TRUST

        2.1    Appointment of Trustee; Declaration of Trust.    Grantor hereby appoints The Trustee as trustee of the Trust effective as of the date hereof to have all the rights, powers and duties set forth herein. The Trustee hereby confirms the receipt in trust from the Grantor of $50 million constituting the initial Trust Fund. The Trustee hereby declares that it will hold the Trust Fund in trust as set forth herein and for the use and benefit of the Beneficiaries.

        2.2    Purpose of Trust.    THE SOLE PURPOSE OF THE TRUST IS TO PROVIDE ASSURANCE TO THE BENEFICIARIES OF THE AVAILABILITY OF AMOUNTS TO MAKE PAYMENTS TO WHICH THE BENEFICIARIES ARE ENTITLED UNDER THE BYLAWS. Except in connection with the foregoing or as otherwise expressly provided in this Agreement, the Trustee, as trustee of the trust established pursuant to this Agreement, shall not (i) engage in any business or activity using the Trust Fund, (ii) have any property, rights or interests, whether real or personal, tangible or intangible in the Trust Fund, (iii) incur any legal liability or obligations, whether fixed or contingent, matured or unmatured, other than in the normal course of the administration of the trust created hereunder relating to the Trust Fund or (iv) subject any of the Trust Fund to any mortgage, pledge, lien, security interest or other claim or encumbrance, other than in favor of the Trustee, the Beneficiaries' Representative or the Beneficiaries in accordance with the provisions of this Agreement.

        2.3    Name.    For ease of reference, the Trust created hereby shall be known as "Medtronic Indemnification Trust."

        2.4    Office.    The office of the Trust shall be in care of the Trustee, addressed to Wells Fargo Bank, National Association, MAC N9303-110, 11th Floor NorthStar East Building, 608 2nd Avenue S, Minneapolis, Minnesota, 55402 or at such other address within the State of Minnesota as the Trustee may designate by written notice to Grantor and the Beneficiaries.

ARTICLE III

THE BENEFICIARIES AND THE
BENEFICIARIES' REPRESENTATIVE

        3.1    The Beneficiaries.    The beneficiaries of the Trust (each, a "Beneficiary") shall be all past, present and future members of the Board of Directors and all past, present and future officers of the Company, provided, however, that if there is a Change in Control of Grantor, no director elected or appointed after or in connection with such Change in Control shall be entitled to be a Beneficiary who was not a Beneficiary prior to such Change in Control and no officer appointed after or in connection with such Change in Control shall be entitled to be a Beneficiary who was not a Beneficiary prior to such Change in Control. Grantor shall promptly notify the Beneficiaries' Representative and the Trustee of a Change in Control. The Beneficiaries' Representative may also notify the Trustee of a Change in Control, and the Trustee shall be entitled to rely upon any notice of a Change in Control delivered to it by either Grantor or the Beneficiaries' Representative. Any individual who is or becomes a Beneficiary shall remain a Beneficiary despite his or her resignation, removal, or other failure to continue to be an officer, director, agent or employee of Grantor or any of its subsidiaries or any other relevant enterprise during the term of this Agreement.

        3.2    Beneficiaries' Representative.    All communications or demands made by and among the Trustee and the Beneficiaries are to be made through the individual then designated as the Beneficiaries' Representative. The Beneficiaries' Representative shall have the exclusive right under this Agreement to make demands from time to time on the Trustee to direct payment to one or more of the Beneficiaries.

        3.3    Identity of the Beneficiaries' Representative.    The initial Beneficiaries' Representative shall be Ronald E. Lund, the Company's general counsel. Upon the death, resignation or removal of the initial or any subsequent Beneficiaries' Representative, the Beneficiaries' Representative shall be selected (i) by Grantor's Board of Directors, if no Change in Control has occurred, or (ii) by written action of a majority of the Voting Beneficiaries, if a Change in Control has occurred. Grantor shall notify the Trustee and each of the Beneficiaries in writing promptly following the selection of any successor Beneficiaries' Representative of the selection of such successor Beneficiaries' Representative. The Trustee shall be entitled to rely on the appointment of the initial Beneficiaries' Representative unless notified in a writing by Grantor of a change in the Beneficiaries' Representative. The Trustee shall then be entitled to rely on such subsequent appointment from and after the date such notice is received by the Trustee. The Trustee shall be entitled to rely on the accuracy and completeness of a written list delivered to the Trustee by Grantor, and certified by the Secretary of Grantor to be accurate and to have been prepared in good faith, identifying the individuals who constitute the Beneficiaries. In the absence of an effective appointment of a Beneficiaries' Representative, Grantor or any Beneficiary may, after ten days' written notice to Grantor and all Beneficiaries, petition a court of competent jurisdiction at the expense of Grantor for appointment of a Beneficiaries' Representative who need not be a Beneficiary, but shall in no event be an officer or director of Grantor elected or appointed after a Change in Control unless such person was also a Beneficiary prior to such Change in Control. The designation or appointment of a successor Beneficiaries' Representative shall become effective only upon the execution of a counterpart of this Agreement, whereby such successor Beneficiaries' Representative shall assume and become bound by all the duties and responsibilities under this Agreement.

ARTICLE IV

THE TRUST FUND

        4.1    Trust Fund.    The Trustee shall hold all property received by it hereunder as one fund which, together with the income and gains therefrom and additions thereto, shall constitute the "Trust Fund." Except as set forth in Section 6.1, and to the fullest extent permitted by applicable law, the Trust is irrevocable. Except as set forth in Section 4.4 of this Agreement, nothing in this Agreement shall authorize Grantor to make any reduction in or withdrawal from the Trust Fund prior to termination of the Trust in accordance with the provisions of this Trust Agreement.

        4.2    Opening Amount.    Concurrently with the establishment of the Trust, Grantor is delivering to the Trustee the sum of $50 million in cash (the "Opening Amount"), the receipt of which is hereby acknowledged by the Trustee, to be held IN TRUST in accordance with the terms of this Agreement. The Company is responsible for maintaining the amount of the Trust Fund through additional contributions thereto, if necessary, made within ten (10) Business Days of each December 31 during the term of the Trust, commencing with December 31, 2004, so that the market value of the Trust Fund as of each December 31 (together with the amount of additional contribution, if any, made with respect to such December 31) shall be no less than the Opening Amount of the Trust, provided, however, that the Company shall have no obligation to contribute to the Trust for so long as the Trust Fund is within 5% of the Opening Amount. Nothing contained herein shall preclude Grantor from making additional contributions of funds from time to time to the Trustee to be held IN TRUST as part of the Trust Fund.

        4.3    Monthly Reports.    The Trustee agrees to provide monthly reports to Grantor and the Beneficiaries' Representative with respect to the Trust Fund. The Trustee shall keep full accounts of all of its receipts and disbursements. The Trustee's financial statements, books, and records with respect to the Trust Fund shall be open to inspection by Grantor or the Beneficiaries' Representative or their representatives at all reasonable times during normal business hours of the Trustee and may be audited not more frequently than once in each fiscal year by an independent certified public accountant engaged by the Beneficiaries' Representative.

        4.4    Income Surplus.    If (i) the market value of the Trust Fund on any December 31, during the term of the Trust, commencing with December 31, 2004, shall exceed the greater of (x) the Opening Amount, and (y) the amount held in the Trust Fund immediately following the then most recent additional contribution to the Trust Fund, if any, made by Grantor pursuant to Section 4.2 (such excess amount is referred to as the "Income Surplus"), and (ii) there shall not be any claim then pending upon the Trust for an Expense Advance or indemnification of a Loss as of such December 31, the Trustee shall pay to Grantor from the Trust Fund on the tenth (10th) Business Day following such December 31, an amount equal to such Income Surplus. If as of any December 31, there is either (1) no Income Surplus, or (2) a claim pending upon the Trust for an Expense Advance or indemnification of a Loss, no amount shall be paid to Grantor under this Section 4.4 in respect of such December 31.

        4.5    Direction of Investment.    Except as set forth herein, Grantor shall have the exclusive right to direct the investment of the Trust Fund, provided, however, that such investments shall be limited solely to investments in Eligible Securities. The Trustee shall have no duty to review or recommend investments. If for any reason investments in any Eligible Securities as directed by Grantor cannot be made, or if Grantor shall fail to direct the Trustee pursuant to written instructions as to how to invest the Trust Fund, the Trustee shall invest in U.S.Treasury bills with a maturity of less than two (2) years. If the Trustee is required to make a distribution pursuant to Section 4.6 at a time when the Trust Fund has insufficient cash to cover such distribution, the Trustee shall seek the written direction of Grantor with regard to which Trust investments to liquidate in order to cover the required distribution. Grantor shall respond to the Trustee in writing within forty-eight (48) hours to any such request by the Trustee for direction with regard to which Trust investments to liquidate in order to cover the required distributions.

        4.6    Distributions to Beneficiaries From Trust Fund.    (a) The Trustee shall make distributions to a Beneficiary from the Trust Fund only upon demand of the Beneficiaries' Representative. Each such demand shall be submitted by the Beneficiaries' Representative to the Trustee, in writing, signed by the Beneficiaries' Representative, with a copy of such demand and the accompanying certificate delivered by the Beneficiaries' Representative to Grantor. Each such demand shall (1) state the name of the Beneficiary on whose behalf such demand is made, (2) certify that a copy of the demand is being delivered by the Beneficiaries' Representative simultaneously to Grantor, and (3) be accompanied by the appropriate certificate of the Beneficiaries' Representative included in Exhibit B or Exhibit C referred to in Section 4.6(a)(i) or (ii).

            (i)    Each demand upon the Trust for an Expense Advance shall be delivered by the Beneficiaries' Representative to the Trustee, and shall be substantially in the form of Exhibit B; or

            (ii)   Each demand upon the Trust for indemnification for any Losses (other than a demand upon the Trust solely for an Expense Advance) shall be delivered by the Beneficiaries' Representative to the Trustee, and shall be substantially in the form of Exhibit C.

          (b)   No sooner than five (5) Business Days after a demand is made under Section 4.6(a)(i) or 4.6(a)(ii) of this Agreement by the Beneficiaries' Representative for an Expense Advance or for indemnification for any Losses, the Trustee shall distribute funds to the Beneficiary as specified in such demand in the amount and manner set forth therein unless prior to the making of such payment, Grantor has notified the Beneficiaries' Representative and the Trustee that Grantor will promptly pay the amount so demanded to the Beneficiary directly, and does so within two (2) Business Days, as confirmed to the Trustee in writing by Beneficiaries' Representative. The rights of the Beneficiaries to demand and receive distributions from the Trustee in respect of an Expense Advance or for indemnification for any Losses shall not be affected or diminished in any way by the existence of any dispute between the named Beneficiary and Grantor or any alleged right of offset in favor of Grantor, and the Trustee shall be entitled to rely upon the demand of the Beneficiaries' Representative pursuant to Section 4.6(a)(i) and 4.6(a)(ii) in making distributions from the Trust Fund in respect of an Expense Advance or indemnification for any Losses. Such distributions shall be made notwithstanding any notice or demand by or on behalf of Grantor that the distributions should not be made because any Beneficiary is not entitled to some or all of the amount of such distributions or for some other reason.

          (c)   If, at any time, the Trustee does not have sufficient funds to satisfy all pending demands of Beneficiaries in full, including demands of the Beneficiaries' Representative made pursuant to Section 4.10, the Trustee shall first make payment in full of amounts owing to the Trustee, second, shall make payment in full of all amounts owing to the Beneficiaries' Representative under Section 4.10, and, thereafter, shall, upon the written direction of Grantor or the Beneficiaries' Representative, make payments to all Beneficiaries pro rata in respect of their then pending demands for which payment is then due in accordance with the terms of this Section 4.6.

        4.7    Taxes.    It is the intent of the parties hereto that the Trust will be treated as a grantor trust for federal and state income tax purposes and that Grantor will be treated as the owner of all assets of the Trust for such purposes. Grantor shall prepare or cause to be prepared for and filed on behalf of the Trust all income tax returns and governmental reports required by law. Pursuant to Section 671 of the Internal Revenue Code of 1986, as amended, Grantor shall include in the calculation of its consolidated taxable income and consolidated federal income tax liability or that of its parent, if any, all items of income, deduction and credit attributable to the investment, accumulation, and distribution of corpus or income or any other asset of the Trust. The fiscal year and fiscal quarters of the Trust for all purposes shall be the same as that of Grantor. Grantor agrees to pay any and all taxes on the Trust Fund or the income thereof for which the Beneficiaries or the Trustee would otherwise be required to pay with respect to the interest of any person or persons therein, and, if requested, to provide the Trustee with proof of payment.

        4.8    Duties and Responsibilities of the Beneficiaries' Representative; Eligibility Determinations by Special Legal Counsel.    The Beneficiaries' Representative (and any successor Beneficiaries' Representative) shall have the following affirmative duties and responsibilities:

          (a)   to demand payment from the Trustee on a Beneficiary's behalf for Expense Advances or indemnification for Losses as set forth in this Agreement upon receipt of written certificates and other information referred to in Section 4.6(a) and receipt of a favorable determination (a "Favorable Eligibility Determination") made by Grantor's Board of Directors, a committee thereof, special legal counsel, or a court, each as defined, qualified, selected and acting in accordance with Minnesota Statutes, Section 302A.521, Subd. 6:

            (i)    that, in the case of a demand for an Expense Advance, the facts then known to those making the eligibility determination would not preclude indemnification; and

            (ii)   that, in the case of a demand for any Losses, the Beneficiary is entitled to indemnification;

          (b)   generally to use good faith efforts to cause Grantor and the Trustee to discharge their respective responsibilities under this Agreement; and

          (c)   to perform any and all additional responsibilities specifically identified in this Agreement.

        For purposes hereof and prior to or promptly following receipt by the Beneficiaries' Representative of the first demand pursuant to Section 4.6(a), Grantor's Board of Directors shall select a "special legal counsel" to act as such so long as such counsel is so qualified as such under Minnesota Statutes, Section 302A.521, Subd. 1. Such counsel or any successor special legal counsel selected by Grantor's Board of Directors that is so qualified under such Minnesota Statutes is referred to as the "Special Legal Counsel." Unless and until the then Special Legal Counsel becomes disqualified under such Minnesota Statutes from so acting as Special Legal Counsel or is replaced by a successor Special Legal Counsel selected by Grantor's Board of Directors, all such eligibility determinations that otherwise could be made by Grantor's Board or a committee thereof shall be made by the Special Legal Counsel, and the Beneficiaries' Representative is fully entitled to and shall rely on the eligibility determinations so made by the Special Legal Counsel. The fees and expenses of the Special Legal Counsel shall be paid by Grantor.

        4.9    Indemnification of the Beneficiaries' Representative.    The Beneficiaries' Representative shall not be liable for any action taken or omitted by the Beneficiaries' Representative in good faith and believed by the Beneficiaries' Representative to be authorized hereby or within the rights or powers conferred upon the Beneficiaries' Representative hereunder, or taken or omitted by the Beneficiaries' Representative in accordance with Eligibility Determinations made by the Special Legal Counsel and in accordance with advice of counsel (which counsel may be of the Beneficiaries' Representative's own choosing and which counsel may include, but need not be limited to, Grantor's in-house counsel), and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by willful misconduct or gross negligence of the Beneficiaries' Representative. The Beneficiaries' Representative shall have no duty or obligation to investigate any claim or statement made by any Beneficiary and in carrying out his or her duties hereunder the Beneficiaries' Representative shall be entitled to rely on any written document or certificate that it receives from a Beneficiary. Grantor agrees to indemnify the

Beneficiaries' Representative and hold the Beneficiaries' Representative harmless against any and all liabilities, losses, claims, actions, suits, costs, expenses, (including reasonable fees, charges and disbursements of counsel), and damages of any kind whatsoever (together "Beneficiaries' Representative Losses") incurred by the Beneficiaries' Representative hereunder, except for Beneficiaries' Representative Losses resulting from the Beneficiaries' Representative's own willful misconduct or gross negligence.

        4.10    Expenses.    Grantor shall pay the Beneficiaries' Representative's expenses in acting as Beneficiaries' Representative hereunder, including reasonable fees and charges of counsel and any agents engaged by the Beneficiaries' Representative to assist the Beneficiaries' Representative in such capacity and other Beneficiaries' Representative Losses incurred by the Beneficiaries' Representative in acting as Beneficiaries' Representative under this Agreement. The Beneficiaries' Representative shall be permitted to demand payment from the Trust Fund amounts constituting Beneficiaries' Representative Losses, to the extent that such amounts have not been paid by Grantor to the Beneficiaries' Representative. Any such demand by the Beneficiaries' Representative shall be submitted to the Trustee, in writing, signed by the Beneficiaries' Representative, and accompanied by a certificate stating (i) that such demand is being made for payment pursuant to Section 4.10 of this Agreement, (ii) the amount demanded, (iii) that the Beneficiaries' Representative has previously made demand for payment upon Grantor not less than ten (10) Business Days prior to delivery of the demand to the Trustee, and (iv) that no part of the amount then being demanded from the Trust Fund has been previously received from Grantor. A copy of each demand and certificate shall be delivered simultaneously to Grantor by the Trustee. As soon as practicable after such demand is made by the Beneficiaries' Representative, the Trustee shall distribute funds to the Beneficiaries' Representative specified in such demand in the amount and manner set forth therein.

        4.11    Administrative Powers of the Trustee.    The Trustee shall have power, in its sole discretion, to do any of the following:

          (a)   to cause any investment to be registered and held in the name of one or more of its nominees, or one or more nominees of any system for the central handling of securities;

          (b)   to collect and receive any and all money and other property due to the Trust Fund and to give full discharge therefor; and

          (c)   to make investments to the extent contemplated by Section 4.5.

        4.12    Suspension of Payment on Indemnification Claims.    Notwithstanding any other provision of this Agreement, the Trustee shall (upon its receipt of written notice of the occurrence of an event described in clause (a) or (b) below) suspend payment on any demand for Expense Advances or indemnification for Losses, or any other distribution out of the Trust Fund contemplated by this Agreement, and shall be excused from making such distribution during any period (a) in which an order or decree of a court of competent jurisdiction is in effect prohibiting such payment, or (b) if the Trustee shall have received notice in writing of the commencement and pendency of any action, suit or proceeding challenging payment of any demand for Expense Advances or indemnification for Losses or other distribution from the Trust Fund in a court of competent jurisdiction.

        4.13    Adverse Determination.    If the trust arrangement created hereby is (i) held to be invalid or ineffective by a court of competent jurisdiction or (ii) if for any reason the trust arrangement created hereby is held or deemed to create a security interest in an asset in the Trust, whether in connection with the bankruptcy of one of the parties hereto or otherwise (an "Adverse Determination"), then under such circumstances it is intended that the relationship of the parties shall be Grantor as debtor, the Trustee as securities intermediary and the Beneficiaries' Representative as secured party for the benefit of the Beneficiaries. To that end, this Agreement shall be a security agreement and a control agreement within the meaning of Article 9 of Uniform Commercial Code as in effect from time to time in the State of Minnesota ("UCC"), and pursuant hereto, to secure the obligation of Grantor to indemnify the Beneficiaries, Grantor hereby grants the Beneficiaries' Representative for the benefit of the Beneficiaries a continuing security interest in, and pledges all right title and interest in and to, the following (for purposes of this Section 4.13, the "Collateral"):

          (a)   the Trust account with the Trustee and the Trust Fund, and any certificates or instruments representing or evidencing the Trust Fund, and all cash, investment property, general intangibles, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise issued, distributed or distributable in respect of or in exchange for any or all of the Trust Fund;

          (b)   all other investment property, general intangibles, and other property hereafter issued, delivered or deliverable to the Trustee in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, investment property, general intangibles, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise issued, distributed or distributable after the date hereof in respect of or in exchange for any or all thereof; and

          (c)   all proceeds of all of the foregoing.

        If the Trust is deemed to create a security interest, Grantor and, at the direction of the Beneficiaries' Representative, the Trustee shall execute such other documents and instruments as the Beneficiaries' Representative may reasonably require from time to time to perfect and protect his or her first priority security interest in the Collateral under applicable law, including filing by Grantor of any continuation statements evidencing such security interest and all other financing statements reasonably requested to be filed by the Beneficiaries' Representative. In the event of an Adverse Determination, the Beneficiaries' Representative shall have and shall be deemed to have had all the rights and remedies of a secured party under Article 9 of the UCC and may exercise any of the rights and remedies available to him or her under the UCC as in effect from time to time in the State of Minnesota or otherwise available to him or her, including, without limitation, sale, assignment or other disposal of the Collateral in exchange for cash or credit. Grantor agrees that a demand for Expense Advances or indemnification for Losses is also a notice of disposition under Section 9-611 of the UCC and that five (5) Business Days is reasonable notice if notice of a disposition is required under Section 9-611 of the UCC. Furthermore, Grantor agrees that any Beneficiary may be the purchaser of the Collateral consisting of Cash, Corporate Securities, Government Securities or Municipal Securities at a private sale without notice because the Collateral is of a type sold on a recognized market or the subject of widely distributed standard price quotations. The Beneficiaries' Representative shall provide the Trustee with notice of an Adverse Determination as soon as practicable after the occurrence of such Adverse Determination, although failure to provide such notice shall not affect the rights or obligations of the parties hereunder, except that the Beneficiaries' Representative shall not take any action with respect to the Trustee as securities intermediary until such notice is provided. Except for the amounts due to the Trustee pursuant to Section 7.3, the Trustee waives any right of set-off, banker's lien or other lien or claim it may have to the Collateral.

        Grantor covenants and agrees that it shall not pledge, assign, hypothecate or transfer its interest in the Trust account or the Trust Fund. Grantor further covenants and agrees that it shall not so direct the Trustee, and the Trustee agrees that it will not acknowledge or agree to any such pledge, assignment, hypothecation or transfer.

        The parties hereby agree that notwithstanding anything contained herein to the contrary, the Trustee shall have no duty or obligation of any kind to monitor this Section 4.13. The parties further agree that the Trustee shall have no duty or obligation to file any document or instrument or financing statement in connection with Section 4.13, except as directed in writing by the Beneficiaries' Representative.

ARTICLE V

RESIGNATION OR REMOVAL OF TRUSTEE

        5.1    Resignation of Trustee.    The Trustee may resign at any time by delivering its written resignation to Grantor, with a copy to the Beneficiaries' Representative. Such resignation shall take effect upon appointment of a successor pursuant to Section 5.3.

        5.2    Removal of Trustee.    Grantor and the Beneficiaries' Representative, acting together, may remove the Trustee at any time by delivering to the Trustee the instruments described in Section 5.3.

        5.3    Appointment of Successor Trustee.

          (a)   Removal of the Trustee and the appointment of a successor Trustee shall take effect thirty (30) days following delivery to the Trustee of (i) an instrument in writing removing the Trustee and appointing such successor, executed by Grantor and accompanied by a certificate in writing signed by the Beneficiaries' Representative stating that two-thirds of the Voting Beneficiaries agree to such removal and appointment, and (ii) an acceptance in writing, executed by such successor. The Trustee may agree to an earlier effective date. Upon the resignation of the Trustee, the successor Trustee shall be appointed by Grantor with the written approval of the Beneficiaries' Representative, and a writing to such effect and an acceptance in writing, as referred to above, shall be delivered to the Trustee.

          (b)   All of the provisions set forth herein with respect to the Trustee shall apply to each successor with the same force and effect as if such successor had been originally named as Trustee hereunder.

          (c)   If a successor is not appointed within sixty (60) days after the Trustee gives notice of its resignation pursuant to Section 5.1, the Trustee or the Beneficiaries' Representative may apply to any court of competent jurisdiction at the expense of the Trust for appointment of a successor.

          (d)   Any successor Trustee appointed hereunder shall be a bank or trust company that: (i) is authorized under state or United States federal law to exercise corporate trust powers, (b) has a combined capital and surplus in excess of $50,000,000, and (c) is subject to supervision or examination by United States federal or state authority.

        5.4    Transfer of Fund to Successor.    Upon appointment of a successor Trustee as set forth above, the Trustee shall transfer and deliver the Trust Fund to such successor.

ARTICLE VI

DURATION, TERMINATION, AND AMENDMENT OF TRUST

        6.1    Term.    The Trust and this Agreement shall continue until terminated in accordance with this Section 6.1. The Trust and this Agreement may be terminated (i) upon the written consent of Grantor and the Beneficiaries' Representative (acting upon the direction of two-thirds of the Voting Beneficiaries), or (ii) by Grantor (by action of its Board of Directors) on the fifth anniversary of the date of establishment of the Trust, or on any later five year anniversary of such date (the fifth anniversary of the date of establishment of the Trust, and each later five year anniversary of such date, are each referred to as a "Five Year Anniversary"); provided, however, that no such unilateral termination by Grantor shall be effective for a period of seven (7) years following the date of a Change in Control. No termination of the Trust or this Agreement shall be deemed to reduce or forgive any obligation that Grantor may otherwise have to a Beneficiary for any Expense Advances or for indemnification of Losses pursuant to Grantor's articles of incorporation or Bylaws or any contractual arrangement between Grantor and any Beneficiary. Notwithstanding anything contained herein to the contrary, termination of the Trust and this Agreement shall operate prospectively only, so that all provisions of this Agreement shall remain in full force and effect as to any Claim asserted prior to the effective date of termination relating to an Indemnifiable Event that occurs prior to the effective date of termination. Grantor shall notify the Trustee and the Beneficiaries' Representative of the termination of the Trust and this Agreement by delivering to the Trustee and the Beneficiaries' Representative (a) an instrument in writing executed by Grantor together with a certified copy of the resolution of Grantor's Board of Directors authorizing such termination and,

(b) in the case of a termination undertaken with the consent of two-thirds of the Voting Beneficiaries, written evidence of the consent thereto of two-thirds of the Voting Beneficiaries. To be effective, the notice and accompanying documents referred to in the preceding sentence (the "Termination Notice") must be delivered by Grantor to the Trustee and the Beneficiaries' Representative not later than one hundred eighty (180) days prior to the Five Year Anniversary on which the Trust is to be terminated, in the case of a unilateral termination by Grantor, or such other period as may be agreed by the parties (with the Beneficiaries' Representative acting upon the direction of two-thirds of the Voting Beneficiaries). Except as provided in the sentence next following this sentence, the termination of the Trust and this Agreement as permitted hereby shall be effective (x) in the case of a unilateral termination by Grantor, on the later of (1) the Five Year Anniversary set forth in the Termination Notice, and (2) the date that is the seven (7) year anniversary of a Change in Control, if one shall have occurred, and (y) in the case of termination with the consent of Grantor and two-thirds of the Voting Beneficiaries, on the later of (1) the date set forth in Termination Notice (unless a later date shall have been provided for in the consents of the Beneficiaries included as part of the Termination Notice, in which case the termination date shall be the date set forth in such consents) and (2) ten (10) Business Days following the date of receipt by the Trustee of the Termination Notice. If the date on which the termination of the Trust and this Agreement would otherwise be effective pursuant to the preceding sentence (the "Scheduled Termination Date") is not a Business Day, the termination of the Trust and this Agreement shall be effective on the Business Day next following the Scheduled Termination Date.

        6.2    Distribution Upon Termination.    When this Trust is terminated in accordance with Section 6.1, the Trustee shall, upon the direction of Grantor, distribute the Trust Fund to Grantor less any full and adequate provision for any distributions to be made pursuant to any outstanding demands for payment under Section 4.6 and any amounts payable pursuant to Sections 4.10 and 7.3.

        6.3    Amendment of Trust Instrument.    This Agreement may not be amended except upon the written consent of Grantor and the Beneficiaries' Representative (acting upon the direction of two-thirds of the Voting Beneficiaries) and, as to any matter contained in Article VI or otherwise potentially increasing any liability of the Trustee, with the written consent of the Trustee, provided, however, that no such amendment shall deny, limit or otherwise modify the then existing rights of any Beneficiary who does not so consent. Notice of such amendment shall be given to the Trustee by an instrument in writing executed by Grantor and the Beneficiaries' Representative acknowledged in the same form as this Agreement, together with a copy of the resolution of the Board of Directors of Grantor certified by the Secretary thereof authorizing such amendment.

ARTICLE VII

RIGHTS AND OBLIGATIONS OF THE TRUSTEE

        7.1    Duties of the Trustee.    The duties and liabilities of the Trustee shall at all times be limited to those expressly stated in this Agreement. The Trustee shall discharge its duties hereunder with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, but no implied duties or covenants shall be read into this Agreement against the Trustee The Trustee shall not be liable for any loss sustained by the Trust Fund by reason of the purchase, retention, sale, or exchange of any investment in good faith and in accordance with Grantor's directions and the provisions of this Agreement.

        7.2    Indemnification of the Trustee.    The Trustee shall not be liable for any action taken or omitted by it in good faith and believed by the Trustee to be authorized hereby or within the rights or powers conferred upon it hereunder, or taken or omitted by the Trustee in accordance with advice of counsel (which counsel may be of the Trustee's own choosing and which may be in-house counsel of the Trustee), and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by willful misconduct or gross negligence. Grantor agrees to indemnify the Trustee and hold it harmless against any and all liabilities, losses, claims, expenses, suits, costs, expenses, (including reasonable fees, charges and disbursements of counsel), and damages of any kind and nature whatsoever incurred by the Trustee hereunder, except for liabilities, losses, claims, actions, suits costs, expenses, and damages incurred by the Trustee resulting from its own willful misconduct or gross negligence.

        7.3    Expenses and Compensation.    The Trustee shall pay from the Trust Fund, to the extent not paid by Grantor, the Trustee's reasonable expenses of administration of the Trust, including reasonable fees and charges of counsel (including in-house counsel) and any agents engaged by the Trustee to assist it in such administration. Grantor shall pay the Trustee reasonable compensation for its services as Trustee hereunder and the Trustee shall have a lien on the Trust Fund for such compensation and expenses until paid in full.

        7.4    Rights of the Trustee.

          (a)   No implied covenants or obligations shall be read into this Agreement with respect to the Trustee. The Trustee shall not be liable under any circumstances, except (x) for its own willful misconduct or gross negligence or (y) for taxes, fees or other charges on, based on or measured by any fees, commission or compensation received by the Trustee in connection with the provision of its services hereunder. In particular, but not by way of limitation:

            (i)    The Trustee shall not be liable for any error of judgment made in good faith;

            (ii)   The Trustee shall not be required to take any action that is inconsistent with the purposes of the Trust set forth in Section 2.2;

            (iii)  No provision of this Agreement shall require the Trustee to expend or risk its personal funds, or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

            (iv)  Under no circumstances shall the Trustee be liable for any indebtedness or obligation of the Trust or Grantor;

            (v)   The Trustee shall not be liable for the default or misconduct of the Grantor or the Beneficiaries' Representative and shall not be liable for any act or omission taken at the direction of Grantor or the Beneficiaries' Representative; and

            (vi)  Every provision of this Agreement relating to the Trustee shall be subject to the provisions of this Section 7.4.

          (b)   The Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or any assistant treasurer or the secretary or any assistant secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

          (c)   In the exercise or administration of the Trust, the Trustee (i) may act directly or, at the expense of Grantor or the Trust, through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee with reasonable care; and (ii) may, at the expense of the Grantor or the Trust, consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

          (d)   The Trustee agrees that it will not manage, control, use, sell, dispose of or otherwise deal with the Trust Fund except (i) as expressly required by the terms of this Agreement or (ii) as expressly provided in written instructions from Grantor or the Beneficiaries' Representative.

          (e)   The Trustee shall not be answerable or accountable under any circumstances, except for the willful misconduct or gross negligence of the Trustee.

          (f)    Except in accordance with the written instructions furnished by Grantor or the Beneficiaries' Representative and except as provided herein, the Trustee shall have no duty (i) to see to any recording or filing of any document, (ii) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust, (iii) to confirm or verify any financial statements of Grantor or (iv) to inspect the Grantor's books and records at any time.

          (g)   The Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Trust Fund or to otherwise take or refrain from taking any action under this Agreement except as expressly required by the terms hereof or as expressly provided in written instructions from the Grantor or the Beneficiaries' Representative. The Trustee shall not be required to take any action under this Agreement unless the Trustee shall have been indemnified by Grantor or the Trust Fund, in manner and form satisfactory to the Trustee, against any liability, cost or expense (including counsel fees and disbursements) which may be incurred in connection therewith; and, if Grantor shall have directed the Trustee to take any such action or refrain from taking any action, Grantor agrees to furnish such indemnity as shall be required and, in addition, to pay the reasonable compensation of the Trustee for the services performed or to be performed by it pursuant to such direction. The Trustee shall not be required to take any action under this Agreement if the Trustee shall reasonably determine or shall have been advised by counsel that such action is contrary to the terms of this Agreement or is otherwise contrary to law.

          (h)   Whenever the Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement, or is unsure as to the application, intent, interpretation or meaning of any provision hereof, the Trustee may give notice (in such form as shall be appropriate under the circumstances) to Grantor and the Beneficiaries' Representative requesting instructions as to the course of action to be adopted, and, to the extent the Trustee acts in good faith in accordance with any such joint instruction received from Grantor and the Beneficiaries' Representative, the Trustee shall not be liable on account of such action to any Person. If the Trustee shall not have received appropriate instructions within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances), it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Agreement and as it shall deem to be in the best interest of the Beneficiaries, and the Trustee shall have no liability to any Person for any such action or inaction.

          (i)    The Trustee shall not have any responsibility or liability for or with respect to the genuineness, value, sufficiency or validity of the Trust Fund. The Trustee shall in no event assume or incur any liability, duty or obligation to the Beneficiaries, the Beneficiaries' Representative, Grantor or any other Person other than as expressly provided for herein, and in no event shall the Trustee have any implied duties or obligations hereunder.

          (j)    The Trustee shall incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, war or other circumstances beyond its control, the Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of this Agreement provide shall or may be done or performed.

          (k)   The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the instructions of the Beneficiaries' Representative.

          (l)    In no event shall the Trustee be liable (i) for special, consequential or punitive damages, (ii) for the acts or omissions of its nominees, correspondents, clearing agencies or securities depositories, (iii) for the acts or omissions of brokers or dealers, and (iv) for any losses due to forces beyond the control of the Trustee, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services. The Trustee shall have no responsibility for the accuracy of any information provided to the Beneficiaries or any other person that has been obtained from, or provided to the Trustee by, any other entity.

ARTICLE VIII

MISCELLANEOUS

        8.1    Governing Law; Submission to Jurisdiction; Choice of Forum.    This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Minnesota. The validity and administration of the Trust shall be governed by Minnesota law and the initial situs of the Trust shall be Minnesota. Grantor, the Trustee and the Beneficiaries' Representative each hereby irrevocably consents to the jurisdiction of the courts of the State of Minnesota for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement, and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the state courts of the State of Minnesota in and for Hennepin County, which shall be the exclusive and only proper forum for adjudicating such a claim. Grantor, the Trustee and the Beneficiaries' Representative irrevocably waive any right to object that any action brought in such court is in an inconvenient forum.

        8.2    Successors.    This Agreement and the Trust shall be binding upon and shall inure to the benefit of the spouses, heirs, personal and legal representatives, estates, successors, and assigns of the parties hereto and of the Beneficiaries. It is the intention of Grantor that, following the death of any Beneficiary, the heirs, successors, estate and/or assignees of such Beneficiary shall be permitted to pursue any claim for (and receive distributions in respect of) indemnification from the Trust Fund to the same extent that such Beneficiary would have been permitted to pursue in the absence of his or her death. However, no such heir, successor, estate or assignee, however, shall be considered a "Voting Beneficiary" hereof for any purpose.

        8.3    Third Party Beneficiaries.    The Beneficiaries are specifically acknowledged as beneficiaries of the Trust and shall have the right to bring actions to enforce this Agreement where the Beneficiaries' Representative fails to bring such an action or fails to prosecute an action in good faith.

        8.4    Enforcement Expenses.    Grantor shall be responsible for all costs and expenses, including reasonable fees, charges and disbursements of counsel and court costs, incurred in any action brought to enforce or interpret this Agreement, whether brought by the Beneficiaries' Representative, a Beneficiary, the Trustee, or otherwise, if Grantor does not substantially prevail.

        8.5    Titles and Headings Not to Control; Section References.    The titles to Articles and headings of Sections in this Agreement are placed herein for convenience of reference only and in case of any conflict the text of this Agreement, rather than such titles or headings, shall control. Unless specifically provided otherwise, section references used herein refer to the sections or subsections of this Agreement.

        8.6    Notices, Consents and Other Communications.    All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the party addressed, on the date of such delivery, (ii) if sent by facsimile, on the date sent, or (iii) if mailed by domestic certified or registered mail with postage prepaid, on the third Business Day after the date postmarked.

          Notices shall be given as follows:

        Trustee:

        Wells Fargo Bank, National Association
        11th Floor—Northstar East Building
        MAC N9303-110,
        608 2nd Avenue S,
        Minneapolis, Minnesota 55402
        Attention: Steven R. Gubrud
        Telephone: (612)667-9090
        Facsimile: (612)667-2134

        Grantor:

        Medtronic, Inc.
        710 Medtronic Parkway
        Minneapolis, MN 55432-5604
        Mail Stop: LC300
        Attention: Deputy General Counsel
        Telephone: (763) 514-4000
        Facsimile: (763) 505-2739

        Beneficiaries' Representative:

        Ronald E. Lund
        c/o Medtronic, Inc.
        710 Medtronic Parkway
        Minneapolis, MN 55432-5604
        Mail Stop LC400
        Telephone: (763) 514-4000
        Facsimile: (763) 572-5459

        IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

Attest:	WELLS FARGO BANK, NATIONAL ASSOCIATION
("Trustee")
	By	/s/ Steven R. Gubrud Name: Steven R. Gubrud Title: Assistant Vice President
MEDTRONIC, INC.
("Grantor")
	By	/s/ Richard Hamm Name: Richard Hamm Title: VP & Deputy General Counsel
/s/ Ronald E. Lund Ronald E. Lund, as the Beneficiaries' Representative

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  Exhibit 10.11
INDEMNIFICATION TRUST AGREEMENT
PRELIMINARY STATEMENT
ARTICLE I DEFINITIONS
ARTICLE II THE TRUST
ARTICLE III THE BENEFICIARIES AND THE BENEFICIARIES' REPRESENTATIVE
ARTICLE IV THE TRUST FUND
ARTICLE V RESIGNATION OR REMOVAL OF TRUSTEE
ARTICLE VI DURATION, TERMINATION, AND AMENDMENT OF TRUST
ARTICLE VII RIGHTS AND OBLIGATIONS OF THE TRUSTEE
ARTICLE VIII MISCELLANEOUS